EXHIBIT 23.2

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the incorporation by reference in this registration Statement on Form S-4, of our report dated May 8, 1998, included in the Consolidated Graphics, Inc. Annual Report on form 10-K for the year ended March 31, 1998, and to all references to our Firm included in this Registration Statement.


/s/ ARTHUR ANDERSEN LLP
    ARTHUR ANDERSEN LLP



Houston, Texas
August 25, 1998